Exhibit 99.1

Pattern Energy Announces Pricing of Public Offering of its Class A Common Stock

SAN FRANCISCO, CALIFORNIA – February 3, 2015 – Pattern Energy Group Inc. (the “Company” or “Pattern Energy”) (NASDAQ: PEGI) (TSX: PEG) today announced the pricing of an underwritten public offering of US$351.00 million, or 12,000,000 shares, of its Class A common stock at a public offering price of US$29.25 per share. The Company is selling US$204.75 million, or 7,000,000 shares, of Class A common stock and the selling shareholder, Pattern Energy Group LP (the “Selling Shareholder”), is selling US$146.25 million, or 5,000,000 shares, of Class A common stock. The underwriters of the offering have a 30-day option, exercisable until March 5, 2015, to purchase up to an additional US$52.65 million, or 1,800,000 shares, of Class A common stock from the Selling Shareholder. The offering is scheduled to close on February 9, 2015, subject to customary closing conditions.

The Company will use the net proceeds from its portion of the offering for working capital and general corporate purposes, which may include one or more acquisition opportunities which the Company is considering and the potential repayment of outstanding indebtedness. The Company will not receive any proceeds from the sale of shares by the Selling Shareholder.

The offering is being made through an underwriting group led by Morgan Stanley, BofA Merrill Lynch and RBC Capital Markets, as joint book-running managers of the offering and the representatives of the underwriters.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The specific terms of the offering are described in a prospectus supplement to be filed with the SEC in connection with the offering. The offering is being made in Canada under a supplement to the Company’s MJDS shelf prospectus filed with Canadian securities regulatory authorities. Copies of the final prospectus supplement and/or Canadian MJDS shelf prospectus and supplement relating to the offering may be obtained when available from Morgan Stanley, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; BofA Merrill Lynch, Attn: Prospectus Department, 222 Broadway, New York, NY 10038 or by email at dg.prospectus_requests@baml.com; or RBC Capital Markets, Attn: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281 or by telephone at (877) 822-4089 or by email at equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pattern Energy

Pattern Energy Group Inc. is an independent power company listed on the NASDAQ and Toronto Stock Exchange. Pattern Energy has a portfolio of 12 wind power projects, with a total owned interest of 1,636 MW, in the United States, Canada and Chile that use proven, best-in-class technology. Pattern Energy’s wind power projects generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, including statements regarding the proposed public offering and use of proceeds. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, including conditions to closing this offering, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus supplement filed with the SEC and applicable Canadian securities regulatory authorities and incorporated by reference therein from the Company’s annual report on Form 10-K, as amended by Form 10-K/A and the Company’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014. The risk factors and other factors noted in the prospectus supplement (including those incorporated by reference therein) could cause actual events or the Company’s actual results to differ materially from those contained in any forward-looking statement.

FOR FURTHER INFORMATION PLEASE CONTACT:

Investor Relations

Sarah Webster

(415) 283-4076

sarah.webster@patternenergy.com

Media Relations

Matt Dallas

(917) 363-1333

matt.dallas@patternenergy.com